UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2015

Golden Entertainment, Inc.

_____________________________________________

(Exact name of registrant as specified in its charter)

Minnesota	0-24993	41-1913991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6595 S Jones Blvd., Las Vegas, Nevada	89118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(702) 893-7777

Lakes Entertainment, Inc.

130 Cheshire Lane, Ste. 101

                             Minnetonka, Minnesota 55305

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

Pursuant to that certain Agreement and Plan of Merger, dated as of January 25, 2015, by and among Lakes Entertainment, Inc., a Minnesota corporation (the “Company”), LG Acquisition Corporation, a Nevada corporation and wholly-owned subsidiary of the Company (the “Merger Subsidiary”), Sartini Gaming, Inc., a Nevada corporation (“Sartini Gaming”), and The Blake L. Sartini and Delise F. Sartini Family Trust, as sole shareholder of Sartini Gaming (the “Sartini Trust”), as amended by that certain First Amendment to Agreement and Plan of Merger, dated as of June 4, 2015, by and among the Company, Sartini Gaming, the Merger Subsidiary and the Sartini Trust (as amended, the “Merger Agreement”), on July 31, 2015, the Merger Subsidiary merged with and into Sartini Gaming, with Sartini Gaming surviving as a wholly-owned subsidiary of the Company (the “Merger”). In connection with the Merger, the Company’s name was changed to Golden Entertainment, Inc. The Company’s common stock continues to be traded on NASDAQ Global Market, and the Company’s ticker symbol will be changed from “LACO” to “GDEN” effective August 4, 2015.

This description of the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 26, 2015, and as Exhibit 2.1 (First Amendment to Agreement and Plan of Merger) to the Company’s Current Report on Form 8-K filed with the SEC on June 4, 2015, both which are incorporated herein by reference.

The events described in this Current Report on Form 8-K occurred in connection with the completion of the Merger.

Item 1.01     Entry into a Material Definitive Agreement

NOL Preservation Agreement

In connection with the Merger, on July 31, 2015, the Company entered into a NOL Preservation Agreement with Lyle Berman (a director and shareholder of the Company), certain other shareholders of the Company affiliated with Mr. Berman or another director of the Company (together with Mr. Berman, the “Existing Shareholders”) and the Sartini Trust. The NOL Preservation Agreement is intended to help minimize the risk of an “ownership change,” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended, that would limit the Company’s ability to utilize its federal net operating loss carryforwards (the “NOLs”) to offset future taxable income.

Under the NOL Preservation Agreement, subject to certain exceptions, for a period of up to three years, among other matters, the Existing Shareholders are prohibited from acquiring additional shares of Company common stock or transferring or encumbering their shares of Company common stock if it would result in such an “ownership change” and the Sartini Trust is prohibited from acquiring additional shares of Company common stock. In addition, each of the Existing Shareholders has agreed not to margin in excess of 25% of the total value of the shares held by such shareholder during the term of the NOL Preservation Agreement. Mr. Berman also agreed, under the terms of the NOL Preservation Agreement, that, in the event of a breach of the NOL Preservation Agreement by any Existing Shareholder, he will resign as a director of the Company, he will not be permitted to nominate himself as a candidate for election to the Company’s Board of Directors under that certain Shareholders’ Agreement, dated January 25, 2015, among the Sartini Trust and the Existing Shareholders, and such breach will constitute “Cause” for termination under his consulting agreement (as hereinafter described) with the Company.

Registration Rights Agreement

In connection with the Merger, on July 31, 2015, the Company entered into a Registration Rights Agreement with the Sartini Trust, which provides the Sartini Trust with the right to demand that the Company register its shares of Company common stock and also provides the Sartini Trust with piggyback registration rights for its shares of Company common stock.

Pursuant to the Registration Rights Agreement, upon the Sartini Trust’s request, the Company is required to prepare and file one or more registration statements with the SEC for the offer and sale from time to time on a continuous or delayed basis of the shares of Company common stock issued to it in connection with the Merger. Such registrations are required to be accomplished pursuant to a shelf registration statement on Form S-3 (or, if the Company does not satisfy the requirements for such form, on such other form as may be appropriate). Additionally, the Sartini Trust has the right to demand that the Company effect the registration of a specified number of shares for sale within a specified period, provided that such demand may only be made once in any 12-month period or three times in total. In addition, under the Registration Rights Agreement, if the Company proposes to file a registration statement with respect to an offering of equity securities for sale to the public (other than registrations on Form S-4 or S-8), it is required to provide notice to the Sartini Trust of such anticipated filing and, subject to certain limitations and priorities, the Sartini Trust may require the Company to include in such registration any of the shares of Company common stock issued to it in connection with the Merger.

The Registration Rights Agreement contains other customary provisions, including standstill and suspension periods, procedures for registration and mutual indemnification obligations of the parties thereto.

Noncompetition Agreements

In connection with the Merger, on July 31, 2015, Blake Sartini and Mr. Berman each entered into a Noncompetition Agreement with the Company, pursuant to which each of Messrs. Sartini and Berman, subject to specified exceptions, agrees not to compete with the business of the Company for a period ending, in the case of Mr. Sartini, two years after the date of termination of his service on the Company’s Board of Directors and, in the case of Mr. Berman, on the later of (a) two years after the date of termination of his service on the Company’s Board of Directors and (b) eighteen months after the termination of the consulting period under Mr. Berman’s consulting agreement (as hereinafter described).

Consulting Agreements

On July 31, 2015, Mr. Berman entered into a three-year Independent Contractor Consulting Agreement with the Company in connection with the Merger that will pay him $200,000 annually. Also on July 31, 2015, Timothy Cope entered into an Independent Contractor Consulting Agreement with the Company through April 1, 2016 in connection with the Merger that will pay him $140,000. Both agreements contain customary non-disclosure requirements. Messrs. Berman and Cope both continue to serve as members of the Company’s Board of Directors.

Credit Agreement

The information set forth in Item 2.03 below is incorporated herein by reference.

The foregoing descriptions of the NOL Preservation Agreement, the Registration Rights Agreement, the Noncompetition Agreements and the Independent Contractor Consulting Agreements do not purport to be complete and are qualified in their entirety by the full text of such agreements, which are filed, respectively, as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, Exhibit 10.5 and Exhibit 10.6 hereto and incorporated herein by reference.

Item 1.02     Termination of a Material Definitive Agreement

In connection with the refinancing described in Item 2.03 below, on July 31, 2015, the Company terminated certain agreements with Centennial Bank and repaid and discharged the indebtedness thereunder, which agreements include the following (collectively, the “Rocky Gap Loan Documents”): Secured Construction Loan Agreement entered into on December 17, 2012 by and between Evitts Resort, LLC, a wholly owned subsidiary of the Company, and Centennial Bank (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 21, 2012); Leasehold Mortgage, Security Agreement and Assignment of Rent entered into on December 17, 2012 by and between Evitts Resort, LLC and Centennial Bank (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on December 21, 2012); Mortgage, Security Agreement and Assignment of Rent entered into on December 17, 2012 by and between the Company and Centennial Bank (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on December 21, 2012); Unconditional Guaranty entered into on December 17, 2012 by and between the Company and Centennial Bank (incorporated herein by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on December 21, 2012); and Secured Construction Promissory Note entered into on December 17, 2012 by and between Evitts Resort, LLC and Centennial Bank (incorporated herein by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on December 21, 2012).

As previously disclosed, the Rocky Gap Loan Documents comprised a $17.5 million financing facility that was entered into in connection with the purchase of, and certain construction projects for, the Company’s Rocky Gap Casino Resort in Allegany County, Maryland. Approximately $13.4 million had been drawn under the facility, which was collateralized by the leasehold estate and the furniture, fixtures and equipment of the Rocky Gap casino. In addition, the Company had guaranteed repayment of the loan and granted a second mortgage on its real property located in Minnetonka, Minnesota. Borrowings under the facility initially bore interest at a rate of 10.5% per annum, but the rate was reduced to 5.5% effective November 1, 2013.

Item 2.01     Completion of Acquisition or Disposition of Assets

On July 31, 2015, the Company acquired Sartini Gaming through the consummation of the Merger. At the effective time of the Merger, all issued and outstanding shares of capital stock of Sartini Gaming were canceled and converted into the right to receive shares of Company stock. At the closing of the Merger, the Company issued 7,772,736 shares of its common stock to the Sartini Trust (as the sole stockholder of Sartini Gaming), of which 388,637 shares are being held in escrow as security for the post-closing adjustment in accordance with the Merger Agreement, and 777,274 are being held in escrow as security for claims for indemnifiable losses in accordance with the Merger Agreement. The Sartini Gaming group is a diversified group of gaming companies that focus on three business lines: distributed gaming, tavern operations and casino operations.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 31, 2015, the Company entered into a Credit Agreement with the lenders named therein and Capital One, National Association (as administrative agent). The facilities under the Credit Agreement consist of a $120 million senior secured term loan, which was fully drawn at closing, and a $40 million senior secured revolving credit facility, of which $25 million was drawn at closing. The term loan and revolving credit facilities mature in July 2020. Borrowings under the Credit Agreement bear interest, at the Company’s option, at either (1) the highest of the federal funds rate plus 0.50%, the Eurodollar rate for a one-month interest period plus 1.00%, or the administrative agent’s prime rate as announced from time to time, or (2) the Eurodollar rate for the applicable interest period, plus, in each case, an applicable margin based on the Company’s leverage ratio. Outstanding borrowings under the term loan must be repaid in four quarterly payments of $1.5 million each, commencing December 31, 2015, followed by eight quarterly payments of $2.25 million each, followed by four quarterly payments of $3.0 million each, followed by four quarterly payments of $4.5 million each, followed by a final installment of $66 million at maturity. The commitment fee for the revolving credit facility is payable quarterly at a rate of between 0.25% and 0.30%, depending on the Company’s leverage ratio. The Credit Agreement is guaranteed by all present and future direct and indirect wholly-owned subsidiaries of the Company (other than certain insignificant or unrestricted subsidiaries), and is secured by substantially all present and future personal and real property of the Company and the subsidiary guarantors (subject to receipt of certain regulatory approvals). Net proceeds from the term loan were used by the Company and its subsidiaries to repay and discharge all of the outstanding senior secured indebtedness of Sartini Gaming and its subsidiaries, as well as the outstanding indebtedness under the Rocky Gap Loan Documents.

Under the Credit Agreement, the Company and its subsidiaries are subject to certain limitations, including limitations on their ability to: incur additional debt, grant liens, sell assets, make certain investments, pay dividends and make certain other restricted payments. In addition, the Company will be required to pay down the facility under certain circumstances if the Company or any of its subsidiaries sells assets or property, issues debt or receives certain extraordinary receipts. The Credit Agreement contains financial covenants regarding a maximum leverage ratio and a minimum fixed charge coverage ratio. The Credit Agreement also prohibits the occurrence of a change of control, which includes the acquisition of beneficial ownership of 30% or more of the Company’s equity securities (other than by certain permitted holders, which include, among others, Mr. Sartini, Mr. Berman and the Sartini Trust) and a change in a majority of the members of the Company’s Board of Directors that is not approved by the Board. If the Company defaults under the Credit Agreement due to a covenant breach or otherwise, the lenders may be entitled to, among other things, require the immediate repayment of all outstanding amounts and sell the Company’s assets to satisfy the obligations thereunder.

Capital One, National Association, and Keybank, National Association acted as the Joint Lead Arrangers and Joint Book Runners for the facility. Capital One, National Association acted as Administrative Agent and Keybank, National Association acted as Syndication Agent in connection with the facility.

Certain of the lenders under the Credit Agreement, and their respective affiliates, may in the future perform for the Company and its affiliates various commercial banking, investment banking, financial advisory or other services, for which they have received and/or may in the future receive customary compensation and expense reimbursement.

The foregoing descriptions of the Credit Agreement and Guaranty and Collateral Agreement do not purport to be complete and are qualified in their entirety by the full text of such agreements, which are filed, respectively, as Exhibit 10.7 and Exhibit 10.8 hereto and incorporated herein by reference.

Item 3.02     Unregistered Sales of Equity Securities

On July 31, 2015, the Company issued an aggregate of 8,229,908 shares of its common stock in connection with the Merger. 7,772,736 shares of the Company’s common stock were issued to the Sartini Trust as consideration in the Merger (as described in Item 2.01 above). The remaining 457,172 shares were issued to certain former holders of warrants of a subsidiary of Sartini Gaming as consideration for the repurchase of such warrants by the Company in connection with the closing of the Merger.

The shares of Company common stock described above were issued in reliance upon the exemption from registration available under Section 4(a)(2) of the Securities Act of 1933, as amended, because the transactions did not involve a public offering. In each case, appropriate investment representations were obtained and restrictive legends were affixed to the share certificates evidencing such shares.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Departure of Directors or Certain Officers

On July 31, 2015, effective immediately prior to the consummation of the Merger, Lyle Berman and Timothy Cope resigned from their positions as executive officers of the Company (but not as directors of the Company) and Ray Moberg and Larry Barenbaum resigned from their positions as directors of the Company.

(c) Appointment of Certain Officers

On July 31, 2015, effective as of the closing of the Merger and in accordance with the terms of the Merger Agreement, Blake Sartini was appointed as the Chairman of the Board, President and Chief Executive Officer of the Company, Matthew Flandermeyer was appointed as Executive Vice President, Chief Financial Officer and Secretary of the Company and Stephen Arcana was appointed as Executive Vice President and Chief Operating Officer of the Company, in each case to serve until their respective successors are duly elected or appointed and qualified.

Mr. Sartini, 56, served as the president and chief executive officer of Sartini Gaming from its formation in January 2012 until the closing of the Merger, and is the founder and chief executive officer of Golden Gaming, LLC (“Golden Gaming”), which he founded in 2001. Prior to establishing Golden Gaming, Mr. Sartini served in various management and executive positions with Station Casinos, LLC, including executive vice president and chief operating officer. Mr. Sartini also served as a director of Station Casinos, LLC from 1993 until 2001. Mr. Sartini is a member of the University of Nevada, Las Vegas Foundation’s Board of Trustees, and received a bachelor of arts degree in business administration from the University of Nevada, Las Vegas.

Mr. Flandermeyer, 46, served as the chief financial officer for Golden Gaming from October 2007 until the closing of the Merger. In 2013, Mr. Flandermeyer was also appointed as Golden Gaming’s vice president of strategic development. Prior to joining Golden Gaming, Mr. Flandermeyer served as the chief financial officer for Golden Restaurant Systems from November 2005 until October 2007. Mr. Flandermeyer began his career in public accounting and has held management and executive positions in public and private companies. Mr. Flandermeyer earned a bachelor of science in accounting, cum laude, from Valparaiso University, Indiana.

Mr. Arcana, 51, served as the chief operating officer for Golden Gaming from August 2003 until the closing of the Merger.  From November 1995 to March 2003, Mr. Arcana held several executive positions with Station Casinos, LLC.  Prior to joining Station Casinos, LLC, Mr. Arcana held a variety of hotel operations and food and beverage positions over a ten-year period with the Sands Hotel in Atlantic City, New Jersey.  Mr. Arcana received a bachelor of science degree in hotel and restaurant management from Widener University School of Hotel and Restaurant Management in Chester, Pennsylvania.

(d) Election of Directors

Effective as of the closing of the Merger on July 31, 2015 and in accordance with the terms of the Merger Agreement, the Board appointed Mr. Sartini, Mark Lipparelli, Robert Miodunksi and Terrence Wright to fill the vacancies on the Board resulting from the increase on July 30, 2015 in the size of the Board from five to seven directors and the resignations of Messrs. Barenbaum and Moberg described above. In accordance with the terms of the Merger Agreement, the appointments of Messrs. Miodunski and Wright were designated by the Sartini Trust and the appointment of Mr. Lipparelli was designated jointly by the Sartini Trust and the Company.

Effective as of the closing of the Merger, the Board appointed Mr. Lipparelli to serve as the Chairman of the Company’s Audit Committee and a member of the Company’s Compensation Committee, Mr. Miodunski to serve as the Chairman of the Company’s Compensation Committee and a member of the Company’s Corporate Governance Committee, and Mr. Wright to serve as the Chairman of the Company’s Corporate Governance Committee and a member of the Company’s Audit Committee. In connection with the closing of the Merger, the Company established a new special committee of the Board to be responsible for administering certain post-closing provisions of the Merger Agreement on behalf of the Company, and Messrs. Lipparelli and Miodunski, along with existing Board member Neil Sell, were also appointed as members of such committee.

Mr. Lipparelli currently serves as chief executive officer of Gioco Ventures, a strategic advisory and product development firm serving the gaming, investment, technology and entertainment industries around the globe, a position he has held since 2007. Mr. Lipparelli also currently represents State Senate District 6 in the Nevada Legislature, having been appointed to the post in December 2014. Between 2002 and 2007, Mr. Lipparelli served in various executive management positions at Bally Technologies, Inc., a gaming technology supply company listed on the NYSE, including as executive vice president of operations. Prior to joining Bally, Mr. Lipparelli served as executive vice president and then president of Shuffle Master, Inc., a publicly traded gaming supply company, from 2001 to 2003, as chief financial officer of Camco, Inc., a retail chain holding company, from 2000 to 2001, as senior vice president of entertainment systems for Bally Gaming, Inc. (a subsidiary of publicly traded Alliance Gaming Corporation), from 1998 to 2000, and various management positions including vice president of finance for publicly traded Casino Data Systems from 1993 to 1998. Between 2009 and 2012, Mr. Lipparelli served as a board member and chairman of the Nevada State Gaming Control Board. Mr. Lipparelli is a board trustee of the University of Nevada Foundation, board member of the National Center for Responsible Gaming, and member of the International Association of Gaming Advisors and of the International Masters of Gaming Law. Mr. Lipparelli received a bachelor’s degree in finance (1987) and a master’s degree in economics (1993) from the University of Nevada, Reno.

Mr. Miodunski served as the chief executive officer of American Gaming Systems from 2010 until its acquisition by Apollo Entertainment in late 2014. Between 2004 and 2010, Mr. Miodunski served as a consultant to Bally Technologies, Inc. From 1994 through 2004, Mr. Miodunski served in various management and executive positions with Alliance Gaming Corporation, a supplier of gaming machines listed on the NYSE, including as chief executive officer from 2001, a director from 2000 and president of United Coin (a route operator) from 1994 to 1999. From 2005 to 2008, Mr. Miodunski served on the board of directors of Elixir Gaming Technologies, Inc., a gaming company listed on the NYSE. Mr. Miodunski received a bachelor degree in mechanical engineering from the University of Missouri and an MBA from the University of Dallas.

Mr. Wright serves as chairman of the board and majority owner of Westcor Land Title Insurance Company, a company he founded in 1991 and which is licensed to issue policies of title insurance throughout the United States. Mr. Wright serves on the board of Southwest Gas Corporation (NYSE: SWX), is an emeritus member and past chairman of the University of Nevada Las Vegas Foundation Board, and is the past chairman for the Nevada Development Authority, the Nevada Land Title Association and the Nevada Chapter of the Young Presidents’ Organization. He has also served as board member for the Las Vegas Monorail, Pioneer Citizens Bank, First Interstate Bank and the Boy Scouts of America. Mr. Wright received a degree in business administration and a juris doctorate from DePaul University, Chicago, and is a member of the California and Illinois bar associations.

In connection with their appointment to the Board, Messrs. Lipparelli, Miodunski and Wright will each be entitled to receive the standard annual fee of $50,000, as well as a fee of $1,000 for each meeting of the Board or Board committee attended. Mr. Lipparelli, as Chairman of our Audit Committee, will also receive an additional fee of $10,000 for serving in that capacity.

The information set forth in Item 5.02(c) with respect to Mr. Sartini, and set forth in Item 1.01 with respect to Messrs. Sartini, Berman and Cope, is incorporated herein by reference.

Under the Merger Agreement, the Company has agreed to cause each of the directors (or their respective replacements designated by the Sartini Trust and/or the Company, as applicable) to be re-nominated for election to the Board of Directors of the Company at each of the annual meetings of the Company's shareholders that occurs during the 36 months following the effective time of the Merger.

In connection with the entry into the Merger Agreement, the Company also entered into a Shareholders’ Agreement with the Sartini Trust and the Existing Shareholders with respect to representation on the Board of Directors of the Company for a period of three years following the Merger, including nomination of individuals designated by the Sartini Trust and/or (on behalf of the Company) by Mr. Berman, as applicable.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Merger, effective as of July 31, 2015, the Articles of Incorporation of the Company were amended and restated in their entirety to change the name of the Company to “Golden Entertainment, Inc.” and to reflect all prior amendments in a single restated document, and the Bylaws of the Company were amended and restated to change the name of the Company to "Golden Entertainment, Inc."

Item 8.01     Other Events

A copy of the press release announcing the completion of the Merger is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(a)	The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date of this Form 8-K.

(b)	The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date of this Form 8-K.

(c)	Not Applicable

(d)	Exhibits

3.1	Amended and Restated Articles of Incorporation of Golden Entertainment, Inc.

3.2	Fifth Amended and Restated Bylaws of Golden Entertainment, Inc.

10.1

NOL Preservation Agreement, dated as of July 31, 2015, by and among Golden Entertainment, Inc., The Blake L. Sartini and Delise F. Sartini Family Trust, Lyle A. Berman, and certain other shareholders of Golden Entertainment, Inc.

10.2	Registration Rights Agreement, dated as of July 31, 2015, by and between Golden Entertainment, Inc. and The Blake L. Sartini and Delise F. Sartini Family Trust

10.3	Noncompetition Agreement, dated as of July 31, 2015, between Golden Entertainment, Inc. and Lyle A. Berman

10.4	Noncompetition Agreement, dated as of July 31, 2015, between Golden Entertainment, Inc. and Blake L. Sartini

10.5	Independent Contractor Consulting Agreement, dated as of July 31, 2015, between Golden Entertainment, Inc. and Lyle A. Berman

10.6	Independent Contractor Consulting Agreement, dated as of July 31, 2015, between Golden Entertainment, Inc. and Timothy J. Cope

10.7	Credit Agreement, dated as of July 31, 2015, among Golden Entertainment, Inc., the lenders named therein and Capital One, National Association (as administrative agent)

10.8	Guaranty and Collateral Agreement, dated as of July 31, 2015, among Golden Entertainment, Inc., the guarantors party thereto and Capital One, National Association (as administrative agent)

99.1	Press Release issued by Golden Entertainment, Inc., dated August 3, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDEN ENTERTAINMENT, INC. (Registrant)

Date: August 3, 2015	/s/ Matthew W. Flandermeyer
Name: Matthew W. Flandermeyer
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation of Golden Entertainment, Inc.

3.2	Fifth Amended and Restated Bylaws of Golden Entertainment, Inc.

10.1

NOL Preservation Agreement, dated as of July 31, 2015, by and among Golden Entertainment, Inc., The Blake L. Sartini and Delise F. Sartini Family Trust, Lyle A. Berman, and certain other shareholders of Golden Entertainment, Inc.

10.2	Registration Rights Agreement, dated as of July 31, 2015, by and between Golden Entertainment, Inc. and The Blake L. Sartini and Delise F. Sartini Family Trust

10.3	Noncompetition Agreement, dated as of July 31, 2015, between Golden Entertainment, Inc. and Lyle A. Berman

10.4	Noncompetition Agreement, dated as of July 31, 2015, between Golden Entertainment, Inc. and Blake L. Sartini

10.5	Independent Contractor Consulting Agreement, dated as of July 31, 2015, between Golden Entertainment, Inc. and Lyle A. Berman

10.6	Independent Contractor Consulting Agreement, dated as of July 31, 2015, between Golden Entertainment, Inc. and Timothy J. Cope

10.7	Credit Agreement, dated as of July 31, 2015, among Golden Entertainment, Inc., the lenders named therein and Capital One, National Association (as administrative agent)

10.8	Guaranty and Collateral Agreement, dated as of July 31, 2015, among Golden Entertainment, Inc., the guarantors party thereto and Capital One, National Association (as administrative agent)

99.1	Press Release issued by Golden Entertainment, Inc., dated August 3, 2015